SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                            ------------------------

                    Proxy Statement Pursuant to Section 14(a)
                        of the Securities Exchange Act of
                            1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
[X]  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))

                         COLUMBUS MCKINNON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

Payment of filing fee (check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     (1)  Title  of each  class of  securities  to  which  transaction applies:
     (2)  Aggregate  number  of  securities  to which  transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __/
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                          COLUMBUS MCKINNON CORPORATION
                         140 JOHN JAMES AUDUBON PARKWAY
                          AMHERST, NEW YORK 14228-1197

              ----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 19, 2002
              ----------------------------------------------------


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Columbus McKinnon Corporation, a New York corporation (the "Company"), will be held at the Company's corporate offices, 140 John James Audubon Parkway, Amherst, New York, on August 19, 2002, at 10:00 a.m., local time, for the following purposes:

      1. To elect six Directors to hold office until the 2003 Annual Meeting and until their successors have been elected and qualified;

      2. To consider and vote upon a proposed amendment to the Amended and Restated Columbus McKinnon Corporation 1995 Incentive Stock Option Plan;

      3. To consider and vote upon a proposed amendment to the Columbus McKinnon Corporation Restricted Stock Plan; and

      4. To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on June 28, 2002, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

      It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish. We sincerely appreciate your prompt cooperation.


                                        LOIS H. DEMLER
                                        Corporate Secretary


Dated: July 19, 2002

                          COLUMBUS MCKINNON CORPORATION
                         140 JOHN JAMES AUDUBON PARKWAY
                          AMHERST, NEW YORK 14228-1197


                -------------------------------------------------

                                 PROXY STATEMENT

                -------------------------------------------------

      This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation ("our Company", "we" or "us"), of proxies to be voted at the Annual Meeting of Shareholders to be held at our corporate offices, 140 John James Audubon Parkway, Amherst, New York, on August 19, 2002, at 10:00 a.m., local time, and at any adjournment or adjournments thereof. The close of business on June 28, 2002 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting. At the close of business on June 28, 2002, we had outstanding 14,895,172 shares of our common stock, $.01 par value per share, the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

      The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted FOR the nominees for Director named in this Proxy Statement, FOR the approval of the proposed amendment to the Amended and Restated Columbus McKinnon Corporation 1995 Incentive Stock Option Plan and FOR the approval of the proposed amendment to the Columbus McKinnon Corporation Restricted Stock Plan.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a Director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as Directors up to the maximum number of Directors to be elected at the Annual Meeting. A majority of the votes cast is required to approve the adoption of the proposed amendment to the Amended and Restated Columbus McKinnon Corporation 1995 Incentive Stock Option Plan and the proposed amendment to the Columbus McKinnon Corporation Restricted Stock Plan. Under the law of the State of New York, our state of incorporation, only "votes cast" by the shareholders entitled to vote are determinative of the outcome of the matter subject to shareholder vote. Votes withheld will be counted in determining the existence of a quorum, but will not be counted towards such nominee's or any other nominee's achievement of plurality.

      The execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

      This Proxy Statement and form of proxy is first being sent or given to shareholders on July 22, 2002.

PROPOSAL 1
                              ELECTION OF DIRECTORS



      Our Certificate of Incorporation provides that our Board of Directors shall consist of not less than three nor more than nine Directors to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified. Currently, the Board of Directors is comprised of six members. A seventh Director, Mr. Randolph A. Marks, a Director since 1986, resigned from the Board of Directors in June 2002 due to health reasons.

      Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Timothy T. Tevens, Robert L. Montgomery, Jr., Herbert P. Ladds, Jr., L. David Black, Carlos Pascual and Richard H. Fleming, each of whom is presently a Director and has been previously elected by our shareholders. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

      The  following   information  is  provided  concerning  the  nominees  for
Director:

      TIMOTHY T. TEVENS was elected President and a Director of our Company in January 1998 and assumed the duties of Chief Executive Officer in July 1998. From May 1991 to January 1998 he served as our Vice President - Information Services and was elected Chief Operating Officer in October 1996. From 1980 to 1991, Mr. Tevens was employed by Ernst & Young LLP in various management consulting capacities.

      ROBERT L. MONTGOMERY, JR. joined us in 1974 and has served as our Executive Vice President and Chief Financial Officer since 1987 and as a Director of our Company since 1982. Prior to joining us, Mr. Montgomery was employed as a certified public accountant by PricewaterhouseCoopers LLP.

      HERBERT P. LADDS, JR. has been a Director of our Company since 1973 and was elected our Chairman of the Board of Directors in January 1998. Mr. Ladds served as our Chief Executive Officer from 1986 until his retirement in July 1998. Mr. Ladds was our President from 1982 until January 1998, our Executive Vice President from 1981 to 1982 and Vice President - Sales & Marketing from 1971 to 1980. Mr. Ladds is also a director of Utica Mutual Insurance Company, R.P. Adams Company, Inc. and Fibron Products, Inc.

      L. DAVID BLACK has been a Director of our Company since 1995. Mr. Black was the Chairman of the Board of JLG Industries, Inc., from 1993 until his retirement in February 2001. In addition, Mr. Black served as its President and Chief Executive Officer from 1991 until September 2000.

      CARLOS PASCUAL has been a Director of our Company since 1998. Since January 2000, Mr. Pascual has been Executive Vice President and President of Developing Markets Operations for Xerox. From January 1999 to January 2000, Mr. Pascual served as Deputy Executive Officer of Xerox's Industry Solutions Operations. From August 1995 to January 1999, Mr. Pascual served as President of Xerox Corporation's United States Customer Operations. Prior thereto, he has served in various capacities with Xerox Corporation.

      RICHARD H. FLEMING was appointed a Director of our Company in March 1999. In February 1999, Mr. Fleming was appointed Executive Vice President and Chief Financial Officer of USG Corporation. Prior thereto, Mr. Fleming served USG Corporation in various executive financial capacities, including Senior Vice President and Chief Financial Officer from January 1995 to February 1999 and Vice President and Chief Financial Officer from January 1994 to January 1995.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

      During the year ended March 31, 2002, our Board of Directors held nine meetings. Each Director attended at least 75% of the aggregate number of meetings of our Board of Directors and meetings held by all committees of our Board of Directors on which he served, except for Mr. Marks.

AUDIT COMMITTEE

      Our Board of Directors has a standing Audit Committee comprised of Mr. Fleming, as Chairman, and Messrs. Black and Pascual. Each member of our Audit Committee is independent as defined in the listing standards of the National Association of Security Dealers. The duties of our Audit Committee consist of reviewing with our independent auditors and our management, the scope and results of the annual audit and other services provided by our independent auditors. Our Audit Committee also reviews the scope and resulting reports of our internal audits. Our Audit Committee held three meetings in fiscal 2002.

COMPENSATION AND NOMINATION/SUCCESSION COMMITTEE

      Our Compensation and Nomination/Succession Committee consists of Mr. Pascual, as Chairman, and Messrs. Black and Fleming, all of whom are non-employee independent directors. This committee (i) reviews the performance of our chief executive officer and other executive officers and makes recommendations concerning their compensation, (ii) administers and makes recommendations for grants and awards to our employees under our incentive compensation programs, (iii) considers and recommends candidates for membership on our Board of Directors and (iv) reviews and makes recommendations with respect to our succession plan for all key management positions. Our Compensation and Nomination/Succession Committee does not solicit direct nominations from our shareholders, but will give due consideration to written recommendations for nominees from our shareholders for election as directors that are submitted in accordance with our by-laws. See the information contained herein under the heading "Shareholders' Proposals." Our Compensation and Nomination/Succession Committee held seven meetings in fiscal 2002.

OTHER COMMITTEES

      Our Board of Directors does not have a standing executive committee, the functions of which are handled by our entire Board.

                      OUR DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information regarding our Directors and executive officers:

      NAME                            AGE    POSITION

      Herbert P. Ladds, Jr.           69     Chairman of the Board

      Timothy T. Tevens               46     President, Chief Executive Officer
                                                and Director

      Robert L. Montgomery, Jr.       64     Executive Vice President, Chief
                                                Financial Officer and Director

      L. David Black (1)(2)           65     Director

      Carlos Pascual (1)(2)           56     Director

      Richard H. Fleming (1)(2)       55     Director

      Ned T. Librock                  49     Vice President - Sales

      Karen L. Howard                 40     Vice President - Controller

      Joseph J. Owen                  41     Vice President - Strategic
                                                Integration

      Ernst K. H. Marburg             67     Vice President - Total Quality and
                                                Standards

      Robert H. Myers, Jr.            59     Vice President - Human Resources

      Lois H. Demler                  64     Corporate Secretary

      John R. Hansen                  63     Treasurer

------------------
(1)  Member of our Compensation and Nomination/Succession Committee.
(2)  Member of our Audit Committee.

      All of our officers are elected annually at the first meeting of our Board of Directors following the Annual Meeting of Shareholders and serve at the discretion of our Board of Directors. There are no family relationships between any of our officers or Directors. Recent business experience of our Directors is set forth above under "Election of Directors." Recent business experience of our executive officers who are not also Directors is as follows:

      NED T. LIBROCK was elected a Vice President in November 1995. Mr. Librock has been employed by us since 1990 in various sales management capacities. Prior to his employment with us, Mr. Librock was employed by Dynabrade Inc., a manufacturer of power tools, as director of Sales and Marketing.

      KAREN L. HOWARD was elected our Vice President - Controller in January 1997. From June 1995 to January 1997, Ms. Howard was employed by us in various financial and accounting capacities. Previously, Ms. Howard was employed by Ernst & Young LLP as a certified public accountant.

      JOSEPH J. OWEN was appointed Vice President - Strategic Integration in August 1999. From April 1997 to August 1999, Mr. Owen was employed by us as Corporate Director - Materials Management. Prior to joining us, Mr. Owen was employed by Ernst & Young LLP in various management consulting capacities.

      ERNST K. H. MARBURG has been employed by us since May 1980. Prior to his appointment as Vice President - Total Quality and Standards in October 1996, Mr. Marburg served as our Manager of Product Standards and Services for nearly sixteen years.

      ROBERT H. MYERS, JR. has been employed by us since 1959. In October of 2001, Mr. Myers was appointed Vice President - Human Resources. Prior to October 2001, Mr. Myers served for eight years as Corporate Manager of Environmental Systems. Prior to that, Mr. Myers served as Human Resources Director of our CM Hoist Division.

      LOIS H. DEMLER has been employed by us since 1963. Ms. Demler has been our Corporate Secretary since 1987.

      JOHN R. HANSEN has been employed by us since 1976. In May of 2001, Mr. Hansen was appointed Treasurer. Prior to May of 2001, Mr. Hansen served in various capacities, including Manager - Pension and Benefit Plans and Director - Employee Benefits.

                       COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the cash compensation as well as certain other compensation paid during the fiscal years ended March 31, 2000, 2001 and 2002 for our Chief Executive Officer and our other four most highly compensated executive officers. The amounts shown include compensation for services in all compensation capacities.

                                                 ANNUAL COMPENSATION                           LONG-TERM COMPENSATION AWARDS
                                         ------------------------------------         -------------------------------------------
                                                                                                    SECURITIES
                                                                                     RESTRICTED     UNDERLYING
 NAME AND PRINCIPAL            FISCAL                            OTHER ANNUAL          STOCK         OPTIONS/        ALL OTHER
    POSITION                    YEAR     SALARY      BONUS       COMPENSATION         AWARDS(1)      SARS(2)      COMPENSATION(3)
 -----------------------       ------    ------      -----       ------------         ---------     ---------     ---------------
 Timothy T. Tevens,             2002    $462,548    $      -       $      -                  -        60,000          $  9,129
   President and Chief          2001     450,000      67,500              -                  -             -             8,412
   Executive Officer            2000     448,769           -              -              2,488        54,000             9,485


 Robert L. Montgomery,          2002     385,457           -              -                  -             -            10,953
   Jr.,   Executive Vice        2001     375,000      56,250              -                  -             -            11,117
   President  And               2000     373,923           -              -              2,417             -            12,238
   Chief Financial Officer


 Ned T. Librock,                2002     215,385           -         69,373(4)               -        45,000            10,796
   Vice President - Sales       2001     210,000      31,500         24,867(5)               -             -            12,220
                                2000     209,538           -         68,553(5)           1,386        36,000            15,316


 Karen L. Howard,               2002     182,635           -              -                  -        45,000            10,060
   Vice President -             2001     167,000      25,050         68,056(6)               -             -            10,975
       Controller               2000     163,240           -              -              1,031        36,000            15,474



 Joseph J. Owen,                2002     180,673           -              -                  -        45,000             9,010
   Vice President -             2001     165,000      21,450              -                  -             -             8,435
   Strategic Integration        2000     160,500           -              -              1,016        18,000            11,758

------------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Tevens was granted 2,488 shares of restricted common stock on June 10, 1999, which had a value on such date of $61,900, and a value on March 31, 2002, 2002 of $31,846. Mr. Montgomery was granted 2,417 shares of restricted common stock on June 10, 1999, which had a value on such date of $60,100, and a value as of March 31, 2002 of $30,938. Mr. Librock was granted 1,386 shares of restricted common stock on June 10, 1999, which had a value on such date of $34,500, 11,900 shares of restricted common stock on July 22, 1996, which had a value on such date of $166,600, and 5,100 shares of restricted common stock on August 1, 1994, which had a value on such date of $48,996. The restrictions on 5,100 of Mr. Librock's restricted shares of common stock lapsed on July 31, 1999, on which date such shares had a value of $116,981 and the restrictions on 11,900 of Mr. Librock's restricted shares of common stock lapsed on July 21, 2001, on which date such shares had a value of $121,737. As of March 31, 2002, the number of restricted shares of common stock held by Mr. Librock was 1,386 and the value of such restricted shares was $17,741. Ms. Howard was granted 1,031 shares of restricted common stock on June 10, 1999, which had a value on such date of $25,650; 8,500 shares of restricted common stock on August 17, 1998, which had a value on such date of $196,563 and 8,500 shares of restricted common stock on June 1, 1995, which had a value on such date of $107,875. The restrictions on 8,500 of Ms. Howard's restricted shares of common stock lapsed on May 31, 2000, on which date such shares had a value of $116,875. As of March 31, 2002, the number of restricted shares of common stock held by Ms. Howard was 9,531 and the value of such restricted shares was $121,997. Mr. Owen was granted 1,016 shares of restricted common stock on June 10, 1999, which had a value on such date of $25,300 and 5,000 shares of restricted common stock on April 14, 1997, which had a value on such date of $95,000. As of March 31, 2002, the number of restricted shares of common stock held by Mr. Owen was 6,016, and the value of such restricted shares was $77,005. We do not pay dividends on our outstanding shares of restricted common stock, but we provide additional compensation in lieu of such dividends. See footnote
      (3) below.

(2)   Consists of (i)  options  granted in fiscal  2002 to Messrs.  Tevens,  and

      Librock, Ms. Howard and Mr. Owen pursuant to our Incentive Stock Option Plan in the amounts of 38,620, 40,500, 40,500 and 40,500, respectively,
      (ii) options granted in fiscal 2002 to Messrs. Tevens and Librock, Ms. Howard and Mr. Owen pursuant to our Non-Qualified Stock Option Plan in the amounts of 21,380, 4,500, 4,500 and 4,500, respectively, (iii) options granted in fiscal 2000 to Messrs. Tevens and Librock, Ms. Howard and Mr. Owen pursuant our Incentive Stock Option Plan in the amounts of 23,810, 22,345, 22,345, and 18,000, respectively, and (iv) options granted in fiscal 2000 to Messrs. Tevens and Librock and Ms. Howard pursuant to our Non-Qualified Stock Option Plan in the amounts of 30,190, 13,655 and 13,655, respectively.

(3) Consists of: (i) the value of shares of common stock allocated in fiscal 2002 under our Employee Stock Ownership Plan or, ESOP, to accounts for Messrs. Tevens, Montgomery, Librock, Ms. Howard and Mr. Owen in the amounts of $3,242, $5,237, $3,259, $2,551 and $2,539, respectively, (ii)
      premiums for group term life insurance policies insuring the lives of Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen in the amount of $108 each, (iii) compensation in lieu of dividends on restricted shares of common stock paid to Messrs. Tevens, Montgomery, Librock, Ms. Howard and Mr. Owen in the amounts of $522, $508, $2,329, $2,546 and $1,263, respectively, (iv) our matching contributions under our 401(k) plan for Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen in the amounts of $5,100, $5,100, $5,100, $4,855 and $5,100, respectively.

(4) Represents tax reimbursement payments we made to Mr. Librock in fiscal 2002 to offset the income tax effects of the expiration of the restrictions on 11,900 shares of restricted common stock granted to him in fiscal 1997 and released in fiscal 2002. See footnote (1) above.

(5) Represents tax reimbursement payments we made to Mr. Librock in fiscal 2001 and fiscal 2000 to offset the income tax effects of the expiration of the restrictions on 5,100 shares of restricted common stock granted to him in fiscal 1995 and released in fiscal 2000. See footnote (1) above.

(6) Represents tax reimbursement payments we made to Ms. Howard in fiscal 2001 to offset the income tax effects of the expiration of the restrictions on 8,500 shares of restricted common stock granted to her in fiscal 1996 and released in fiscal 2000. See footnote (1) above.

EMPLOYEE PLANS

      EMPLOYEE STOCK OWNERSHIP PLAN. We maintain our ESOP for the benefit of substantially all of our domestic non-union employees. The ESOP is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended and an eligible individual account plan within the meaning of Section 407(d)(3) of the Internal Revenue Code. From 1988 through 1998, the ESOP has purchased from us 1,373,549 shares of common stock for the aggregate sum of approximately $10.5 million. The proceeds of certain institutional loans were used to fund such purchases. The ESOP's loans are secured by our common stock which is held by the ESOP and such loans are guaranteed by us. The ESOP acquired 479,900 shares of our common stock in October 1998 for the aggregate sum of approximately $7.7 million. The proceeds of a loan we made to the ESOP were used to fund the purchase.

      On a quarterly basis, we make a contribution to the ESOP in an amount determined by our Board of Directors. In fiscal 2002, our cash contribution was approximately $1.1 million. The ESOP's trustees use the entire contribution to make payments of principal and interest on the ESOP's loans.

      Common stock not allocated to ESOP participants is recorded in an ESOP suspense account and is held as collateral for repayment of the ESOP's loans. As payments of principal and interest are received by the lenders, these shares are released from the ESOP suspense account annually and are then allocated to the ESOP participants in the same proportion as a participant's compensation for such year bears to the total compensation of all participants.

      An ESOP participant becomes fully vested in all amounts allocated to him or her after five years of service. The shares of our common stock held by the participants in the ESOP are voted by the participants in the same manner as any other share of our common stock.

      In general, common stock allocated to a participant's account is distributed upon his or her termination of employment, normal retirement at age 65 or death. The distribution is made in whole shares of common stock with a cash payment in lieu of any fractional shares.

      Messrs. Montgomery, Myers, Harvey and Ms. Howard serve as trustees of the ESOP. As of March 31, 2002, the ESOP owned 1,384,624 shares of our common stock. Common stock allocated pursuant to the ESOP to Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen as of March 31, 2002 is 4,422 shares, 14,661 shares, 4,505 shares, 1,452 shares and 800 shares, respectively.

      PENSION PLAN. We have a non-contributory, defined benefit Pension Plan which provides certain of our employees with retirement benefits. As defined in the Pension Plan, a participant's annual pension benefit at age 65 is equal to the product of (i) 1% of the participant's final average earnings, as calculated by the terms of the Pension Plan, plus 0.5% of that part, if any, of final average earnings in excess of such participant's "social security covered compensation," as such term is defined in the Pension Plan, multiplied by (ii) such participant's years of credited service, limited to 35 years. Plan benefits are not subject to reduction for social security benefits.

      The following table illustrates the estimated annual benefits upon retirement under our Pension Plan if the plan remains in effect and assuming that an eligible employee retires at age 65. However, because of changes in tax laws or future adjustments to the provisions of our Pension Plan, actual pension benefits could differ significantly from the amounts set forth in the table.


                                                      YEARS OF SERVICE
                     ------------------------------------------------------------------------------------
     FINAL
    AVERAGE
    EARNINGS                15               20                25               30              35
    --------                --               --                --               --              --



    125,000               22,380           29,840            37,301           44,761          52,221
    150,000               28,005           37,340            46,676           56,011          65,346
    175,000               33,630           44,840            56,051           67,261          78,471
    200,000               39,255           52,340            65,426           78,511          91,596
    250,000               39,257           52,343            65,429           78,515          91,601
    300,000               39,257           52,343            65,429           78,515          91,601
    350,000               39,257           52,343            65,429           78,515          91,601
    400,000               39,257           52,343            65,429           78,515          91,601
    450,000               39,257           52,343            65,429           78,515          91,601
    500,000               39,257           52,343            65,429           78,515          91,601



      A portion of the annual benefit for plan participants is determined by their final average earnings in excess of "social security covered compensation," as such term is defined in our Pension Plan. Since this amount can vary depending on the eligible employee's year of birth, all pension amounts shown above have been calculated using Mr. Tevens' year of birth and his social security covered compensation of $76,596. Our Pension Plan excludes final average earnings in excess of $200,000.

      If Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen remain our employees until they reach age 65, the years of credited service under the Pension Plan for each of them would be 29, 16, 27, 31 and 28, respectively.

      NON-QUALIFIED STOCK OPTION PLAN. In October 1995, we adopted our Non-Qualified Stock Option Plan and reserved, subject to certain adjustments, an aggregate of 250,000 shares of our common stock for issuance thereunder. Under the terms of our Non-Qualified Plan, options may be granted by our Compensation and Nomination/Succession Committee to our officers and other key employees as well as to non-employee directors and advisors. In fiscal 2002, we granted options to purchase 119,380 shares of common stock under our Non-Qualified Plan.

      INCENTIVE STOCK OPTION PLAN. Our Incentive Stock Option Plan which was adopted in October 1995, authorizes our Compensation and Nomination/Succession Committee to grant to our officers and other key employees of stock options that are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code. Our Incentive Plan reserved, subject to certain adjustments, an aggregate of 1,250,000 shares of common stock to be issued thereunder. Options granted under the Incentive Plan become exercisable over a four-year period at the rate of 25% per year commencing one year from the date of grant at an exercise price of not less than 100% of the fair market value of our common stock on the date of grant. Any option granted thereunder may be exercised not earlier than one year and not later than ten years from the date the option is granted. In the event of certain extraordinary transactions, including a change in control, the vesting of such options would automatically accelerate. In fiscal 2002, we granted options to purchase 642,620 shares of our common stock under the Incentive Plan.

      RESTRICTED STOCK PLAN. We adopted our Restricted Stock Plan in October 1995 and reserved, subject to certain adjustments, an aggregate of 100,000 shares of our common stock to be issued upon the grant of restricted stock awards thereunder. Under the terms of the Restricted Stock Plan, our Compensation Committee and Nomination/Succession Committee may grant to our employees restricted stock awards to purchase shares of common stock at a purchase price of not less than $.01 per share. Shares of common stock issued under the Restricted Stock Plan are subject to certain transfer restrictions and, subject to certain exceptions, must be forfeited if the grantee's employment with us is terminated at any time prior to the date the transfer restrictions have lapsed. Grantees who remain continuously employed with us become vested in their shares five years after the date of the grant, or earlier upon death, disability, retirement or other special circumstances. The restrictions on any such stock awards automatically lapse in the event of certain extraordinary transactions, including a change in our control. In fiscal 2002, we did not award any shares of common stock under the Restricted Stock Plan.

      CORPORATE INCENTIVE PLAN. In July 2001, we adopted our Incentive Plan and our Incentive Plan Addendum to replace our previous plan. Most of our employees are eligible to participate in the Incentive Plan. Under the Incentive Plan, for each fiscal year, each participant is assigned a participation percentage by our management. The actual bonus to be paid to a participant will be equal to his participation percentage times his base compensation, multiplied by a factor, which is annual budgeted target percentage determined by the Board of Directors plus or minus two times the percentage difference between our actual pretax income and budgeted pretax income for the applicable quarter or year. The bonus is computed and paid quarterly at 75% of the calculated amount for each of the first three quarters. No bonus was paid under the Corporate Incentive Plan for fiscal 2002.

      Under the terms of our Incentive Plan Addendum, certain of the our executive officers and operating group leaders are eligible to receive an additional bonus equal to one percent per $1 million of the excess of our actual debt repayment compared to a targeted debt repayment set by our Board of Directors.

      In fiscal 2002, we did not pay any bonuses under our Incentive Plan Addendum to the executives named in the table set forth above.

      401(K) PLAN. We maintain a 401(k) retirement savings plan which covers all of our non-union employees, including our executive officers, in the U.S. who have completed at least 90 days of service. Eligible participants may contribute up to 30% of their annual compensation (9% for highly compensated employees), subject to an annual limitation as adjusted by the provisions of the Internal Revenue Code. Employee contributions are matched by us in an amount equal to 50% of the employee's salary reduction contributions, as such term is defined in the 401(k) Plan. Our matching contributions are limited to 3% of the employee's base pay and vest at the rate of 20% per year.

CHANGE IN CONTROL AGREEMENTS

      We have entered into change in control agreements with Messrs. Tevens, Montgomery and Librock, Ms. Howard, Mr. Owen and certain other of our officers and employees. The change in control agreements provide for an initial term of one year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one year term. Generally, each of the named officers is entitled to receive, upon termination of employment within 36 months of a change in control of our Company (unless such termination is because of death, disability, for cause or by an officer or employee other than for "good reason," as defined in the change in control agreements), (i) a lump sum severance payment equal to three times the sum of (A) his or her annual salary and (B) the greater of (1) the annual target bonus under the Incentive Plan in effect on the date of termination and (2) the annual target bonus under the Incentive Plan in effect immediately prior to the change in control of our Company, (ii) continued coverage for 36 months under our medical and life insurance plans, (iii) at the option of the executive or employee, either three additional years of deemed participation in our tax-qualified retirement plans or a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years and (iv) certain other specified payments. Aggregate "payments in the nature of compensation" (within the meaning of Section 280G of the Internal Revenue Code) payable to any executive or employee under the change in control agreements is limited to the amount that is fully deductible by us under Section 280G of the Internal Revenue Code less one dollar. The events that trigger a change in control under the change in control agreements include (i) the acquisition of 20% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of the our Board of Directors, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of our assets and (v) the approval by our shareholders of a plan of dissolution or liquidation.


CONSULTING AGREEMENT

      In October  2001, we entered into a consulting  agreement  with Herbert P.

Ladds, Jr., our Chairman of the Board. Under the terms of this consulting agreement, Mr. Ladds will be available to us approximately 40 hours per month to advise us on such matters as may be requested by our Board of Directors or Chief Executive Officer. As compensation for his services, Mr. Ladds will be paid a monthly fee of $23,750. In the event Mr. Ladds provides more than 40 hours of services in any month, he will receive an additional payment for such month in an amount of $200 per hour for each such hour in excess of 40. We will also reimburse Mr. Ladds for all reasonable out-of-pocket expenses incurred by him in rendering services pursuant to the consulting agreement. The consulting agreement terminates on December 31, 2003, and thereafter may be extended for additional one year terms by mutual agreement of the parties. Either party may terminate the consulting agreement, for any reason or for no reason, upon delivery of 60 days prior written notice. The consulting agreement also terminates automatically upon Mr. Ladds' inability to perform his obligations arising under the agreement due to his death or disability.

OPTIONS GRANTED IN LAST FISCAL YEAR

      The following table contains information concerning the grant of stock options to our executives named below in fiscal 2002. The exercise price of all such options is equal to the market value of our common stock on the date of the grant.

                                                                                                POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED ANNUAL
                                                 PERCENTAGE OF                                  RATES OF STOCK PRICE
                                                 TOTAL OPTIONS                                      APPRECIATION
                                                  GRANTED TO     EXERCISE                         FOR OPTION TERM
          NAME AND                 OPTION        EMPLOYEES IN    PRICE PER    EXPIRATION        --------------------
      PRINCIPAL POSITION          GRANTS(1)       FISCAL YEAR      SHARE         DATE           5%(2)         10%(3)
      ------------------          ---------       -----------      -----         ----           -----         ------
Timothy T. Tevens,                  60,000           7.87%       $  10.00       8/20/11     $  377,400     $  956,400
  President and Chief
  Executive Officer

Robert L. Montgomery, Jr.,            -                -             -             -              -             -
  Executive Vice President
  and Chief Financial Officer

Ned T. Librock,                     45,000           5.91%         10.00        8/20/11        283,050       717,300
  Vice President - Sales

Karen L. Howard,                    45,000           5.91%         10.00        8/20/11        283,050       717,300
  Vice President -
  Controller

Joseph J. Owen                      45,000           5.91%         10.00        8/20/11        283,050       717,300
  Vice President -
  Strategic Integration
------------------------------


(1) Options granted pursuant to the Incentive Plan and the Non-Qualified Plan become exercisable in cumulative annual increments of 25% beginning one year from the date of grant; however, in the event of certain extraordinary transactions, including a change of control of our Company, the vesting of such options would automatically accelerate.

(2) Represents the potential appreciation of the options, determined by assuming an annual compounded rate of appreciation of 5% per year over the ten-year term of the grants, as prescribed by the rules. The amounts set forth above are not intended to forecast future appreciation, if any, of the stock price. There can be no assurance that the appreciation reflected in this table will be achieved.

(3) Represents the potential appreciation of the options, determined by assuming an annual compounded rate of appreciation of 10% per year over the ten-year term of the grants, as prescribed by the rules. The amounts set forth above are not intended to forecast future appreciation, if any, of the stock price. There can be no assurance that the appreciation reflected in this table will be achieved.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth  information with respect to our executives
named  above   concerning  the  exercise  of  options  during  fiscal  2002  and unexercised options held at the end of fiscal 2002.




                                                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                     SHARES                     OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END (1)
            NAME AND              ACQUIRED ON      VALUE        --------------------------       -------------------------
       PRINCIPAL POSITION           EXERCISE      REALIZED      EXERCISABLE UNEXERCISABLE        EXERCISABLE UNEXERCISABLE
  -----------------------         -----------     --------      ----------- -------------        ----------- -------------

  Timothy T. Tevens,
    President and Chief
    Executive Officer                     -       $     -          77,000        87,000            $     -        $168,000

  Robert L. Montgomery, Jr.,
    Executive Vice President
    and Chief Financial                   -             -               -             -                  -               -
    Officer

  Ned T. Librock,                         -             -          68,001        62,999                  -         126,000
    Vice President - Sales

  Karen L. Howard,
    Vice President -                      -             -          68,001        62,999                  -         126,000
    Controller

  Joseph J. Owen,
    Vice President -
    Strategic Integration                 -             -           9,750        54,250                  -         126,000
-----------------------

(1) Represents the difference between $12.80, the closing market value of our common stock as of March 31, 2002 and the exercise prices of such options which are exercisable at an exercise price less than $12.80.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2002, including the Non-Qualified Plan and the Incentive Plan.


                                                                                             NUMBER OF SECURITIES
                                                                                             REMAINING FOR FUTURE
                                 NUMBER OF SECURITIES TO BE       WEIGHTED AVERAGE          ISSUANCE UNDER EQUITY
                                   ISSUED UPON EXERCISE OF        EXERCISE PRICE OF           COMPENSATION PLANS
                                    OUTSTANDING OPTIONS,        OUTSTANDING OPTIONS,        (EXCLUDING SECURITIES
         PLAN CATEGORY               WARRANTS AND RIGHTS         WARRANTS AND RIGHTS       REFLECTED IN COLUMN (A))
         -------------               -------------------         -------------------       ------------------------
Equity compensation plans                 1,406,160                    $ 14.34                      76,340
approved by security holders

Equity compensation plans not                 -                           -                            -
approved by security holders

      Total......................         1,406,160                    $ 14.34                      76,340


                     COMPENSATION AND NOMINATION/SUCCESSION
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Compensation for our executive officers is administered by our Compensation and Nomination/Succession Committee which currently consists of three independent (non-employee) Directors. Our Board of Directors has delegated to the Compensation and Nomination/Succession Committee responsibility for establishing, administrating and approving the compensation arrangements of our Chief Executive Officer and other executive officers.

      The   following   objectives,   established   by  our   Compensation   and
Nomination/Succession Committee, are the basis for our executive compensation program:

      o providing a comprehensive program with components including base salary, performance incentives, and benefits that support and align with our goal of providing superior value to customers and shareholders; and

      o     ensuring  that  we  are  competitive  and  can  attract  and  retain
            qualified  and   experienced   executive   officers  and  other  key
            personnel; and

      o appropriately motivating our executive officers and other key personnel to seek to attain short, intermediate and long term corporate and divisional performance goals and to manage our Company to achieve sustained long term growth.

      The Compensation and Nomination/Succession Committee reviews compensation policy and specific levels of compensation paid to our Chief Executive Officer and other executive officers and makes recommendations to our Board of Directors regarding executive compensation, policies and programs.

      The Compensation and Nomination/Succession Committee is assisted in these efforts, when required by an independent outside consultant, and by our internal staff, who provide the Compensation and Nomination/Succession Committee with relevant information and recommendations regarding compensation policies and specific compensation matters.

ANNUAL COMPENSATION PROGRAMS

      Our executives' base salaries are compared to manufacturing companies included in a periodic management survey completed by outside compensation consultants and all data has been regressed to revenues equivalent to our revenues. This survey is used because it reflects companies in the same revenue size and industry sectors as us. The Compensation and Nomination/Succession Committee believes salaries should be targeted toward the median of the surveyed salaries reported, depending upon the relative experience and individual performance of the executive.

      Salary adjustments are determined by three factors: (i) an assessment of the individual executive officer's performance and merit, (ii) our goal of achieving market parity with salaries of comparable executives in the competitive market and (iii) the occurrence of any promotion or other increases in responsibility of the executive. In assessing market parity, we target groups of companies surveyed and referred to above.

      Each executive officer's corporate position is assigned a title classification reflecting evaluation of the position's overall contribution to our corporate goals and the value the labor market places on the associated job skills. A range of appropriate salaries is then assigned to that title classification. Each April, the salary ranges may be adjusted to reflect market conditions, including changes in comparison companies, inflation and supply and demand in the market. The midpoint of the salary range corresponds to a "market rate" salary which the Compensation and Nomination/Succession Committee believes is appropriate for an experienced executive who is performing satisfactorily, with salaries in excess of the salary range midpoint appropriate for executives whose performance is superior or outstanding.

      The Compensation and Nomination/Succession Committee has recommended that any progression or regression within the salary range for an executive officer will depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each of our segments that such executive officer oversees as well as his contributions to our overall direction. The long-term growth in shareholder value is an important factor. The results of executive officers' performance evaluations will form a part of the basis of the Compensation and Nomination/Succession Committee's decision to approve, at its discretion, future adjustments in base salaries of our executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

      Compensation decisions affecting our Chief Executive Officer were based on quantitative and qualitative factors. These factors were accumulated by an external compensation consulting firm and included comparisons of our fiscal 2002 financial statistics to peer companies, strategic achievements such as acquisitions and their integration, comparisons of the base salary level to the median for comparable companies in published compensation surveys and assessments prepared internally by other members of our executive management. In fiscal 2002, Mr. Tevens did not receive a bonus. Based upon the performance of Mr. Tevens and our results for fiscal 2002, Mr. Tevens will receive a base salary of $496,250 for fiscal 2003, which represents an increase of 5%.

SECTION 162(M) OF INTERNAL REVENUE CODE

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a company's chief executive officer and any one of the four other most highly paid executive officers during its taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Based upon the compensation paid to our executive officers in fiscal 2002, it does not appear that the Section 162(m) limitation will have a significant impact on us in the near term. However, the Compensation and Nomination/Succession Committee plans to review this matter periodically and to take such actions as are necessary to comply with the statute in order to avoid non-deductible compensation payments.


                                                   Carlos Pascual, Chairman
                                                   L. David Black
                                                   Richard H. Fleming

                          REPORT OF THE AUDIT COMMITTEE


REVIEW OF OUR AUDITED FINANCIAL STATEMENTS

      The Audit Committee has reviewed and discussed our audited financial statements for the year ended March 31, 2002 with our management. The Audit
Committee has also discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

      The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," and has discussed the independence of Ernst & Young LLP with that firm.

      Based on the review and the discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2002 for filing with the Securities and Exchange Commission.

ERNST & YOUNG LLP INFORMATION

      Fees related to services performed on our behalf by Ernst & Young LLP for the year ended March 31, 2002 are as follows:


                                                                ($ IN THOUSANDS)

      Audit Fees...                                                      $408

      Financial Information Systems Implementation and Design.....          -

      All Other Fees
          a.  Audit related fees, including benefit plan audits...        107
          b.  Tax services and other matters......................        194
                                                                          ---

      Total.......................................................       $709
                                                                          ===

     The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Ernst & Young LLP's independence and has concluded that it is.


                                              Richard H. Fleming, Chairman
                                              L. David Black
                                              Carlos Pascual

                                PERFORMANCE GRAPH

      The Performance Graph shown below compares the cumulative total shareholder return on our common stock based on its market price, with the total return of the S&P MidCap 400 Index and the Dow Jones Industrial - Diversified Index. The comparison of total return assumes that a fixed investment of $100 was invested on April 1, 1997 in our common stock and in each of the foregoing indices and further assumes the reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.


[ILLUSTRATION OF PERFORMANCE GRAPH]



                                             1997  1998  1999  2000  2001  2002
                                             ----  ----  ----  ----  ----  ----

Columbus McKinnon Corporation..............   100   157   116    77    47   79
S&P Midcap 400 Index.......................   100   149   150   207   192  213
Dow Jones Industrial - Diversified Index...   100   162   187   245   213  200


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation and Nomination/Succession Committee is composed of Richard Fleming, L. David Black and Richard H. Fleming, each an outside Director. None of the members of the Compensation and Nomination/Succession Committee was, during fiscal 2002 or prior thereto, an officer or employee of our Company or any of our subsidiaries.


                            COMPENSATION OF DIRECTORS

      We pay an annual retainer of $25,000 to our Chairman of the Board and an annual retainer of $18,000 to each of our other outside directors. Directors who are also our employees do not receive an annual retainer. The Chairman of our Audit Committee and Compensation and Nomination/Succession Committee each receive an additional annual retainer of $3,000. In addition, each of our non-employee directors also receives a fee of $1,500 for each Board of Directors and committee meeting attended and is reimbursed for any reasonable expenses incurred in attending such meetings.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended March 31, 2002 all Section 16(a) filing requirements applicable to our officers, Directors and greater than 10% beneficial owners were complied with.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information as of May 31, 2002 regarding the beneficial ownership of our Common Stock by (a) each person who is known by us to own beneficially more than 5% of our common stock; (b) by each Director; (c) by each of our five most highly compensated executive officers and
(d) by all of our executive officers and Directors as a group.



                                                    NUMBER OF        PERCENTAGE
DIRECTORS, OFFICERS AND 5% SHAREHOLDERS             SHARES (1)        OF CLASS
---------------------------------------             ----------        --------

Herbert P. Ladds, Jr. (2)(3)                           914,610             6.03
Timothy T. Tevens (2)(4)                               123,867                *
Robert L. Montgomery, Jr. (2)(5)                     1,152,406             7.59
L. David Black (2)                                       1,700                *
Carlos Pascual (2)                                       1,500                *
Richard H. Fleming (2)                                   1,504                *
Ned T. Librock (2)(6)                                  101,047                *
Karen L. Howard (2)(7)                                  97,748                *
Joseph J. Owen (2)(8)                                   25,107                *
All Directors and Executive Officers as a
    Group (13 persons) (9)                           2,484,235            16.37
Columbus McKinnon Corporation Employee Stock
    Ownership Plan (2)                               1,352,658             8.91
Capital Group International, Inc. (10)               2,168,600            14.29
Dimensional Fund Advisors Inc. (11)                    939,200             6.19
Gilchrist B. Berg (12)                                 810,458             5.34
Cannell Capital, LLC (13)                              780,600             5.14
-------
   *     Less than 1%.



(1) Rounded to the nearest whole share. Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2) The business address of each of the executive officers and directors is 140 John James Audubon Parkway, Amherst, New York 14228-1197.

(3) Includes (i) 731,355 shares of common stock owned directly, (ii) 163,705 shares of common stock owned directly by Mr. Ladds' spouse, and (iii) 19,550 shares of common stock held by Mr. Ladds' spouse as trustee for the grandchildren of Mr. Ladds.

(4) Includes (i) 21,896 shares of common stock owned directly, (ii) 7,000 shares of common stock owned directly by Mr. Tevens' spouse, (iii) 50 shares of common stock owned by Mr. Tevens' son, (iv) 4,422 shares of common stock allocated to Mr. Tevens' ESOP account, (v) 67,857 shares of common stock issuable under options granted to Mr. Tevens under the Incentive Plan which are exercisable within 60 days and (vi) 22,642 shares of common stock issuable under options granted to Mr. Tevens under the Non-Qualified Plan which are exercisable within 60 days. Excludes 44,573 shares of common stock issuable under options granted to Mr. Tevens under the Incentive Plan and 28,928 shares of common stock issuable under options granted to Mr. Tevens under the Non-Qualified Plan which are not exercisable within 60 days.

(5) Includes (i) 1,052,745 shares of common stock owned directly, (ii) 85,000 shares of common stock owned directly by Mr. Montgomery's spouse and (iii) 14,661 shares of common stock allocated to Mr. Montgomery's ESOP account. Excludes 1,337,997 additional shares of common stock owned by the ESOP for which Mr. Montgomery serves as one of four trustees and for which he disclaims any beneficial ownership.

(6) Includes (i) 19,390 shares of common stock owned directly, (ii) 152 shares of common stock owned by Mr. Librock's son, (iii) 4,505 shares of common stock allocated to Mr. Librock's ESOP account, (iv) 66,759 shares of common stock issuable under options granted to Mr. Librock under the Incentive Plan which are exercisable within 60 days and (v) 10,241 shares of common stock issuable under options granted to Mr. Librock under the Non-Qualified Plan which are exercisable within 60 days. Excludes 46,086 shares of common stock issuable under options granted to Mr. Librock under the Incentive Plan and 7,914 shares of common stock issuable under options granted to Mr. Librock under the Non-Qualified Plan which are not exercisable within 60 days.

(7) Includes (i) 19,296 shares of common stock owned directly, (ii) 1,452 shares allocated to Ms. Howard's ESOP account, (iii) 66,759 shares of common stock issuable under options granted to Ms. Howard under the Incentive Plan which are exercisable within 60 days and (iv) 10,241 shares of common stock issuable under options granted to Ms. Howard under the Non-Qualified Plan which are exercisable within 60 days. Excludes (i) 1,351,206 additional shares of common stock owned by the ESOP for which Ms. Howard serves as one of four trustees and for which she disclaims any beneficial ownership and (ii) 46,086 shares of common stock issuable under options granted to Ms. Howard under the Incentive Plan and 7,914 shares of common stock issuable under options granted to Ms. Howard under the Non-Qualified Plan which are not exercisable within 60 days.

(8) Includes (i) 8,480 shares of common stock owned directly, (ii) 1,327 shares of common stock owned by Mr. Owen's spouse, (iii) 800 shares of common stock allocated to Mr. Owen's ESOP account and (iv) 14,500 shares of common stock issuable under options granted to Mr. Owen under the
      Incentive Plan which are exercisable within 60 days. Excludes 45,000 shares of common stock issuable under options granted to Mr. Owen under the Incentive Plan and 4,500 shares under the Non-Qualified Plan which are not exercisable within 60 days.

(9) Includes (i) options to purchase an aggregate of 282,610 shares of common stock issuable to certain executive officers under the Incentive Plan and Non-Qualified Plan which are exercisable within 60 days. Excludes the shares of common stock owned by the ESOP as to which Mr. Montgomery, Ms. Howard and Mr. Myers serve as trustees, except for an aggregate of 45,909 shares allocated to the respective ESOP accounts of our executive officers and (ii) options to purchase an aggregate of 320,440 shares of common stock issued to certain executive officers under the Incentive Plan and Non-Qualified Plan which are not exercisable within 60 days.

(10) Information with respect to Capital Group International, Inc. and its holdings of common stock is based on a Schedule 13G jointly filed by Capital Group International, Inc. and Capital Guardian Trust Company with the Securities and Exchange Commission on February 11, 2002. Based solely upon information in this Schedule 13G, Capital Group International, Inc. has sole voting power of 1,685,200 shares of such common stock and sole dispositive power of 2,168,600 shares of such common stock. Capital Guardian Trust Company is a wholly owned subsidiary of Capital Group International, Inc. The stated business address for both Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Blvd, 15th Floor, Los Angeles, California 90025-3384.

(11) Information with respect to Dimensional Fund Advisors Inc. and its holdings of common stock is based on a Schedule 13G of Dimensional Fund Advisors Inc. filed with the Securities and Exchange Commission on February 12, 2002. The stated business address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(12) Information with respect to Mr. Gilchrist B. Berg and his holdings of common stock is based on a Schedule 13G filed by Mr. Berg with the Securities and Exchange Commission on February 5, 2002. The stated business address for Mr. Berg is 225 Water Street, Suite 1987, Jacksonville, Florida 32202.

(13) Information with respect to Cannell Capital LLC and its holdings of common stock is based on a Schedule 13G jointly filed with the Securities and Exchange Commission on February 14, 2002 by Cannell Capital LLC, J. Carlo Cannell, The Anegada Fund Limited, The Cuttyhunk Fund Limited, Tonga Partners, L.P., GS Cannell, LLC, Pleiades Investment Partners, LP and George S. Sarlo 1995 Charitable Remainder Trust. J. Carlo Cannell is the managing member and majority owner of Cannell Capital LLC, which is a registered investment advisor and serves in such capacity for the other entities listed. The stated business address for Cannell Capital LLC is 2500 18th Street, San Francisco, California 94110.

PROPOSAL 2


                        AMENDMENT TO AMENDED AND RESTATED
                       1995 COLUMBUS MCKINNON CORPORATION
                           INCENTIVE STOCK OPTION PLAN


      Our Board of Directors believes it is in the best interest of our Company to encourage stock ownership by our employees. Accordingly, in October 1995 our Incentive Stock Option Plan was adopted and authorized the issuance of up to 1,250,000 shares of our common stock for issuance upon exercise of options granted thereunder. In 1999, the Incentive Stock Option Plan was amended and restated, but such amendment and restatement did not increase the number of shares reserved for issuance thereunder. As of March 31, 2002, options covering 1,172,160 shares of our common stock were outstanding under the Incentive Stock Option Plan and 60,340 shares remained available for future grants. Our Board of Directors has approved, subject to shareholder approval, an amendment to the Incentive Stock Option Plan that increases the number of shares of our common stock authorized for issuance thereunder by 500,000 shares.

      If our shareholders approve this amendment, an additional 500,000 shares of our common stock will be available for options granted under the Incentive Stock Option Plan. We believe that the additional authorized shares, together with the remaining available shares, will be sufficient for option grants under the Incentive Stock Option Plan for approximately three more years.

      Information concerning the number of options granted to certain of our executive officers under the Incentive Stock Option Plan during the last year is set forth above under the heading "Executive Compensation."

      A SUMMARY OF THE PRINCIPAL FEATURES OF THE INCENTIVE STOCK OPTION PLAN IS PROVIDED BELOW, BUT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE INCENTIVE STOCK OPTION PLAN, AS AMENDED AND RESTATED, WHICH IS SET FORTH AS APPENDIX A TO THIS PROXY STATEMENT. THE PROPOSED AMENDMENT IS SHOWN IN ITALICS IN APPENDIX A.

      PURPOSE. The Incentive Stock Option Plan is intended to provide our officers and other key employees with an additional incentive for them to promote our business, to increase their proprietary interest in our success and to encourage them to remain as our employees.

      ADMINISTRATION. The Incentive Stock Option Plan is administered by our Compensation and Nomination/Succession Committee, which has the sole authority to grant options under the Incentive Plan. All actions taken by our Compensation and Nomination/Succession Committee in administering the Incentive Plan are final.

      RESERVATION OF COMMON STOCK. As amended by the proposed amendment, 1,750,000 shares of our common stock will be authorized for issuance under the Incentive Stock Option Plan. Any options issued under the Incentive Stock Option Plan which are forfeited or terminated, are available for reissuance. If our outstanding shares of common stock are increased or decreased as a result of stock dividends, stock splits, recapitalizations or other means having the same effect, or if our common stock is converted into other shares or securities as a result of a reorganization, the number of shares of our common stock available for issuance under the Incentive Stock Option Plan and the number of shares of our common stock issuable under outstanding options under the Incentive Stock Option Plan shall be proportionately adjusted.

      PARTICIPANTS. Our Compensation and Nomination/Succession Committee determines from among the officers and key employees of our Company and its subsidiaries those individuals to whom options under the Incentive Stock Option Plan shall be granted, the terms and provisions of the options granted (which terms need not be identical), the time or times at which options shall be granted and the number of shares of our common stock for which option are granted. As of March 31, 2002, 87 employees held options to purchase an aggregate of 1,172,160 shares of our common stock under the Incentive Stock Option Plan.

      OPTION PRICE. The exercise price of each option granted under the Incentive Stock Option Plan is determined by our Compensation and Nomination/Succession Committee at the time the option is granted, but in no event shall such exercise price be less than 100% of the fair market value of our common stock on the date of the grant. Notwithstanding the foregoing, if any options are granted to individuals holding 10% or more of the combined voting power of all classes of our outstanding capital stock, in no event shall the exercise price of the options granted to any such individuals be less than 110% of the fair market value of our common stock on the date of the grant. For purposes of the Incentive Stock Option Plan, "fair market value" means the average of the high and low closing sale prices of our common stock in the NASDAQ National Market System on the day the option is granted, or if no sale of our common stock shall have been made on the NASDAQ National Market System on that day, on the next preceding day on which there was a sale of such stock.

      OPTION EXERCISE PERIODS; VESTING. Any option granted under the Incentive Stock Option Plan may be exercised not earlier than one year nor later than ten years from the date such option is granted, provided that, options granted to individuals holding 10% or more of the combined voting power of all classes of our outstanding capital stock may not be exercised later than five years from the date any such options are granted. The recipient of an option must generally remain in the continuous employment of our Company or its subsidiaries from the date of grant of the option to and including the date of exercise of the option. In addition, with respect to all options granted under the Incentive Stock Option Plan, unless our Compensation and Nomination/Succession Committee shall specify otherwise, the right of a recipient to exercise his option shall accrue, on a cumulative basis, at the rate of 25% per year. Upon a "change in control" (as defined in the Incentive Stock Option Plan) or upon the retirement, death or disability of a recipient, all outstanding unexercised options granted to such recipient under the Incentive Stock Option Plan become immediately exercisable and shall remain exercisable for the balance of their original term.

      FEDERAL TAX CONSEQUENCES. The Internal Revenue Code limits to $100,000 the value of employer stock subject to incentive stock options that first become exercisable by any individual optionee in any one year, based on the fair market value of the stock at the date of grant. Upon exercise, an optionee will not realize federally taxable income (except that the alternative minimum tax may apply) and we will not be entitled to any deduction. If the optionee sells the shares more than two years after the grant date and more than one year after exercise, the entire gain, if any, realized upon the sale will be federally taxable to the optionee as long-term capital gain and we will not be entitled to a corresponding deduction. If the optionee does not satisfy the holding-period requirements, the optionee will realize ordinary income, in most cases equal to the difference between the option price of the shares and the lesser of the fair market value of the shares on the exercise date or the amount realized on a sale or exchange of the shares, and we will be entitled to a corresponding deduction unless such deduction is disallowed by Section 162(m) of the Internal Revenue Code.

      TRANSFERABILITY. Generally, options granted under the Incentive Stock Option Plan are not transferable by a recipient during his lifetime. However, to the extent that an executive officer of the Company has received options that first become exercisable in any one year, which options have fair market value (based on the fair market value of the Common Stock at the date of the option grant) which exceeds $100,000, such executive officers may transfer to their immediate family members, options to purchase common stock of the Company having an aggregate value equal to the amount by which the aggregate value of all options which first become exercisable in such year exceeds $100,000.

      EFFECTIVE DATE. The Incentive Stock Option Plan was approved initially by our shareholders January 8, 1996. The amendment and restatement of the Incentive Stock Option Plan was approved by our shareholders on August 16, 1999. The effective date of the proposed amendment will be the date of its approval by our shareholders.

      VOTE REQUIRED. The Affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the amendment to the Incentive Stock Option Plant. If the shareholders do not approve the amendment, the Incentive Stock Option Plan, as previously amended and restated, will remain in effect, and, as of March 31, 2002, 60,340 shares of our common stock will be available for future grants thereunder.

      THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3


                   AMENDMENT TO COLUMBUS MCKINNON CORPORATION
                              RESTRICTED STOCK PLAN


      Our Restricted Stock Plan was adopted in October 1995 and authorized the sale of up to 100,000 shares of our common stock. As of March 31, 2002, 100,000 shares of our common stock authorized for sale under the Restricted Stock Plan were issued, 61,525 of such shares remained subject to restrictions and no shares remained available for future issuance. Our Board of Directors has approved, subject to shareholder approval, an amendment to the Restricted Stock Plan that increases the number of shares of our common stock authorized for issuance thereunder by 50,000 shares.

      If our shareholders approve this amendment, an additional 50,000 shares of our common stock will be available for future grants under the Restricted Stock Plan. We believe that the additional authorized shares will be sufficient for future sales of our common stock under the Restricted Stock Plan for approximately three more years.

      No shares of common stock were sold to our executive officers under the Restricted Stock Plan during the last year.


      A SUMMARY OF THE PRINCIPAL FEATURES OF THE RESTRICTED STOCK PLAN IS PROVIDED BELOW, BUT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE RESTRICTED STOCK PLAN WHICH IS SET FORTH AS APPENDIX B TO THIS PROXY STATEMENT. THE PROPOSED AMENDMENT IS SHOWN IN ITALICS IN APPENDIX B.


      PURPOSE. The Restricted Stock Plan is intended to provide our officers and other key employees with an additional incentive for them to promote our business, to increase their proprietary interest in our success and to encourage them to remain as our employees.

      ADMINISTRATION. The Restricted Stock Plan is administered by our Compensation and Nomination/Succession Committee. Our Compensation and Nomination/Succession Committee has the sole authority to issue awards under the Restricted Stock Plan, and all actions taken by our Compensation and Nomination/Succession Committee in administering the Restricted Stock Plan are final.

      RESERVATION OF COMMON STOCK. As amended by the proposed amendment, 50,000 shares of our common stock will be authorized for issuance under the Restricted Stock Plan. Any shares of our common stock sold under the Restricted Stock Plan which are forfeited or terminated, will be cancelled and will not be available for reissuance. If our outstanding shares of common stock are increased or decreased as a result of stock dividends, stock splits, recapitalizations or other means having the same effect, or if our common stock is converted into other shares or securities as a result of a reorganization, the number of shares of our common stock available for issuance under the Restricted Stock Plan and the number of shares of our common stock previously issued under the Restricted Stock Plan shall be proportionately adjusted.

      PARTICIPANTS. Our Compensation and Nomination/Succession Committee shall determine from among the officers and key employees of our Company and its subsidiaries those individuals to whom awards under the Restricted Stock Plan shall be granted, the purchase price and other terms and provisions of the awards (which terms need not be identical), the time or times at which awards shall be granted and the number of shares of our common stock for which awards are granted. As of March 31, 2002, 90 participants had received awards to purchase an aggregate of 61,525 shares of our common stock under the Restricted Stock Plan.

      PURCHASE PRICE. The purchase price of each award under the Restricted Stock Plan is determined by the our Compensation and Nomination/Succession Committee at the time of the award, but in no event shall such purchase price be less than $.01 per share.

      RESTRICTIONS; VESTING. Shares of our common stock issued under our Restricted Stock Plan are subject to restrictions on transfer and, subject to certain exceptions, are forfeited if the purchaser's employment with us is terminated at any time prior to the date the transfer restrictions lapse, which is generally five years from the date of purchase. Purchasers of our common stock under the Restricted Stock Plan who remain continuously employed by us become vested in their shares five years after the date of purchase, or earlier upon death, disability, retirement or other special circumstances. The restrictions on shares purchased under the Restricted Stock Plan automatically lapse, and such shares become fully vested, upon a change in control (as defined in the Restricted Stock Plan).

      FEDERAL TAX CONSEQUENCES. A participant who receives an award of, and purchases, shares of our common stock under the Restricted Stock Plan does not generally recognize taxable income at the time of such award and purchase. Rather, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the consideration paid for the shares. A participant may elect to recognize income at the time he or she purchases shares under the Restricted Stock Plan in an amount equal to the fair market value of the shares (less the consideration paid for the shares) determined on the date of purchase.

      We receive a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse, or in the taxable year of the participant's purchase if, at that time, the participant had filed a timely election to accelerate recognition of income.

      TRANSFERABILITY. Generally, shares of our common stock purchased under the Restricted Stock Plan are not transferable for a period of five years from the date of purchase, and are not assignable. Upon a change in control (as defined in the Restricted Stock Plan), all restrictions lapse.

      EFFECTIVE DATE. The Restricted Stock Plan was approved initially by our shareholders October 27, 1995. The effective date of the proposed amendment will be the date of its approval by our shareholders.

      VOTE REQUIRED. The Affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the amendment to the Restricted Stock Plan. If the shareholders do not approve the amendment, the Restricted Stock Plan in its current form will remain in effect and no shares of our common stock will be available for future sales thereunder.

      THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR" PROPOSAL 3.

                             SOLICITATION OF PROXIES


      The cost of solicitation of proxies will be borne by us, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our Directors, officers and employees at no additional compensation. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                  OTHER MATTERS

      Our management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.


                                OTHER INFORMATION

      Ernst & Young LLP has been selected as our independent audit firm for the current fiscal year and has been the Company's independent audit firm for its most recent fiscal year ended March 31, 2002.

      Representatives of Ernst & Young LLP are expected to be present at the 2002 Annual Meeting of Shareholders and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

      Effective April 1, 2002, we placed our directors and officers indemnification insurance coverage with Continental Casualty Company for a term of one year at a cost of $173,500. This insurance provides coverage to our executive officers and directors individually where exposures exist for which we are unable to provide direct indemnification.

      WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED MARCH 31, 2002, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. Such written request should be directed to Columbus McKinnon Corporation, 140 John James Audubon Parkway, Amherst, New York 14228-1197, Attention: Robert L. Montgomery, Jr. Each such request must set forth a good faith representation that, as of June 28, 2002, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting of Shareholders.

                             SHAREHOLDERS' PROPOSALS

      Proposals of shareholders intended to be presented at the 2003 Annual Meeting must be received by us by March 19, 2003 to be considered for inclusion in our Proxy Statement and form of proxy relating to that meeting. In addition, our by-laws require that notice of shareholder proposals and nominations for director be delivered to our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the Annual Meeting for the preceding year; provided, however, if the Annual Meeting is not scheduled to be held within a period commencing 30 days before such anniversary date and ending 30 days after such anniversary date, such shareholder notice shall be delivered by the later of (i) 60 days prior to the date of the Annual Meeting or
(ii) the tenth day following the date such Annual Meeting date is first publicly announced or disclosed. The date of the 2003 Annual Meeting has not yet been established. Nothing in this paragraph shall be deemed to require us to include in our Proxy Statement and proxy relating to the 2003 Annual Meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      The accompanying Notice and this Proxy Statement are sent by order of our Board of Directors.


                                                    LOIS H. DEMLER
                                                    Corporate Secretary


Dated:  July 19, 2002

                                   APPENDIX A

                          COLUMBUS MCKINNON CORPORATION
                        1995 INCENTIVE STOCK OPTION PLAN
                           ---------------------------
                      AMENDMENT AND RESTATEMENT, AS AMENDED
                           --------------------------

         1. PURPOSE OF PLAN. The Columbus McKinnon Corporation Amended and Restated 1995 Incentive Stock Option Plan (the "Plan") is intended to provide officers and other key employees of the Company and officers and other key employees of any subsidiaries of the Company as that term is defined in Section 3 below (hereinafter individually referred to as a "Subsidiary" and collectively as "Subsidiaries") with an additional incentive for them to promote the success of the business, to increase their proprietary interest in the success of the Company and its Subsidiaries, and to encourage them to remain in the employ of the Company or its Subsidiaries. The above aims will be effectuated through the granting of certain stock options, as herein provided, which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as the same has been and shall be amended ("Code").

         2. ADMINISTRATION. The Plan shall be administered by a Committee (the "Committee") composed of not less than two (2) Directors of the Company who shall be appointed by and serve at the pleasure of the Board of Directors of the Company. Any Director that serves as a member of the Committee shall not receive or be eligible to receive a grant of an option or any other equity security of the Company or any Subsidiary under this Plan during the period of his or her service as a member of the Committee and during the one year period prior to his or her service as a member of the Committee. If the Committee is composed of two
(2) Directors, both members of the Committee must approve any action to be taken by the Committee in order for such action to be deemed to be an action of the Committee pursuant to the provisions of this Plan. If the Committee is composed of more than two (2) Directors, a majority of the Committee shall constitute a quorum for the conduct of its business, and (a) the action of a majority of the Committee members present at any meeting at which a quorum is present, or (b) action taken without a meeting by the approval in writing of a majority of the Committee members, shall be deemed to be action by the Committee pursuant to the provisions of the Plan. The Committee is authorized to adopt such rules and regulations for the administration of the Plan and the conduct of its business as it may deem necessary or proper.

         Any action taken or interpretation made by the Committee under any provision of the Plan or any option granted hereunder shall be in accordance with the provisions of the Code, and the regulations and rulings issued thereunder as such may be amended, promulgated, issued, renumbered or continued from time to time hereafter in order that, to the greatest extent possible, the options granted hereunder shall constitute "incentive stock options" within the meaning of the Code. All action taken pursuant to this Plan shall be lawful and with a view to obtaining for the Company and the option holder the maximum advantages under the law as then obtaining, and in the event that any dispute shall arise as to any action taken or interpretation made by the Committee under any provision of the Plan, then all doubts shall be resolved in favor of such having been done in accordance with the said Code and such revenue laws, amendments, regulations, rulings and provisions as may then be applicable. Any action taken or interpretation made by the Committee under any provision of the

Plan shall be final. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made under any provision of the Plan or otherwise if done in good faith.

         3. PARTICIPATION. The Committee shall determine from among the officers and key employees of the Company and its Subsidiaries (as such term is defined in Section 424 of the Code) those individuals to whom options shall be granted (sometimes hereinafter referred to as "Optionees"), the terms and provisions of the options granted (which need not be identical), the time or times at which options shall be granted and the number of shares of the Company's common stock, $.01 par value per share (hereinafter "Common Stock"), (or such number of shares of stock in which the Common Stock may at any time hereafter be constituted), for which options are granted.

             In selecting Optionees and in determining the number of shares for which options are granted, the Committee may weigh and consider the following factors: the office or position of the Optionee and his degree of responsibility for the growth and success of the Company and its Subsidiaries, length of service, remuneration, promotions, age and potential. The foregoing factors shall not be considered to be exclusive or obligatory upon the Committee, and the Committee may properly consider any other factors which to it seems appropriate. The terms and conditions of any option granted by the Committee under this Plan shall be contained in a written statement which shall be delivered by the Committee to the Optionee as soon as practicable following the Committee's establishment of the terms and conditions of such option.

             An Optionee who has been granted an option under the Plan may be granted additional options under the Plan if the Committee shall so determine.

             Notwithstanding the foregoing, if during the twelve (12) month period following the effective date of this amendment and restatement, any options are granted to employees of the Company that are also members of the Board of Directors of the Company and if this amendment and restatement is not approved by the shareholders of the Company during such twelve (12) month period, any options granted to any employees that are also members of the Company's Board of Directors shall continue to be binding upon the Company according to their terms but shall not be deemed to be "incentive stock options" as defined in Section 422(b) of the Code. In addition, if at the time an option is granted to an individual under this Plan, the individual owns stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, (or if such individual would be deemed to own such percentage of such stock under
Section 424(d) of the Code) such option shall continue to be valid and binding upon the Company according to its terms but shall not be deemed to be an "incentive stock option" as defined in Section 422(b) of the Code unless: (a) the price per share at which common stock of the Company may be acquired in connection with the exercise of such options is not less than one hundred ten percent (110%) of the fair market value of such common stock, determined as of the date of the grant of such options; and (b) the period of time within which such options must be exercised does not exceed five (5) years from the date on which such options are granted. Finally, in no event shall any options be granted under this Plan at any time after the termination date set forth at the end of this Plan.

         4. SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock which have been reserved for issuance pursuant to the terms of options granted pursuant to the terms of this Plan and the aggregate number of shares of Common Stock which the Company is authorized to issue pursuant to options granted pursuant to the terms of this Plan is 1,750,000, subject to anti-dilutive adjustments, if any, made at any time after October 27, 1995, pursuant to the provisions of Section 5 hereof. With respect to shares which may be acquired pursuant to options which expire or terminate pursuant to the provisions of this Plan without having been exercised in full, such shares shall be considered to be available again for placement under options granted thereafter under the Plan. Shares issued pursuant to the exercise of incentive stock options granted under the Plan shall be fully paid and non-assessable.

         5. ANTI-DILUTION PROVISIONS. The aggregate number of shares of Common Stock and the class of such shares as to which options may be granted under the Plan, the number and class of such shares subject to each outstanding option, the price per share thereof (but not the total price), and the number of such shares as to which an option may be exercised at any one time, shall all be adjusted proportionately in the event of any change, increase or decrease in the outstanding shares of Common Stock of the Company or any change in classification of its Common Stock without receipt of consideration by the Company which results either from a split-up, reverse split or consolidation of shares, payment of a stock dividend, recapitalization, reclassification or other like capital adjustment so that upon exercise of the option, the Optionee shall receive the number and class of shares that he would have received had he been the holder of the number of shares of Common Stock for which the option is being exercised immediately preceding such change, increase or decrease in the outstanding shares of Common Stock. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company, and all other interested persons. Any adjustment of an incentive stock option under this paragraph shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

             Anything in this Section 5 to the contrary notwithstanding, no fractional shares or scrip representative of fractional shares shall be issued upon the exercise of any option. Any fractional share interest resulting from any change, increase or decrease in the outstanding shares of Common Stock or resulting from any reorganization, merger, or consolidation for which adjustment is provided in this Section 5 shall disappear and be absorbed into the next lowest number of whole shares, and the Company shall not be liable for any payment for such fractional share interest to the Optionee upon his exercise of the option.

         6. OPTION PRICE. The purchase price for each share of Common Stock which may be acquired upon the exercise of each option issued under the Plan shall be determined by the Committee at the time the option is granted, but in no event shall such purchase price be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of the grant. Notwithstanding the foregoing, in the case of an individual that owns stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries (or if such individual would be deemed to own such percentage of such stock under
Section 424 (d) of the Code), (any such individual being hereinafter referred to as a "Ten Percent Shareholder") in no event shall the purchase price for each share of Common Stock which may be acquired upon the exercise of each option issued to such Ten Percent Shareholder be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date of the grant. If the Common Stock is listed upon an established stock exchange or exchanges on the day the option is granted, such fair market value shall be deemed to be the closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted, or if no sale of the Company's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock.

             If the Common Stock is listed in the NASDAQ National Market System, the fair market value of the Common Stock shall be the average of the high and low closing sale prices in the NASDAQ National Market System on the day the option is granted, or if no sale of the Common Stock shall have been made on the NASDAQ National Market System on that day, on the next preceding day on which there was a sale of such stock.

         7. OPTION EXERCISE PERIODS. The time within which any option granted hereunder may be exercised shall be, by its terms, not earlier than one (1) year from the date such option is granted and not later than ten (10) years from the date such option is granted; provided that, in the case of any options granted to a Ten Percent Shareholder, the time within which any option granted to such Ten Percent Shareholder may be exercised shall be, by its terms, not earlier than one (1) year from the date such option is granted and not later than five
(5) years from the date such option is  granted.  Subject to the  provisions  of
Section 10 hereof, the Optionee must remain in the continuous employment of the Company or any of its Subsidiaries from the date of the grant of the option to and including the date of exercise of option in order to be entitled to exercise his option. Options granted hereunder shall be exercisable in such installments and at such dates as the Committee may specify. In addition, with respect to all options granted under this Plan, unless the Committee shall specify otherwise, the right of each Optionee to exercise his option shall accrue, on a cumulative basis, as follows:

                  (a) one-fourth (1/4) of the total number of shares of Common Stock which could be purchased (subject to adjustment as provided in Section 5 hereof) (such number being hereinafter referred to as the "Optioned Shares") shall become available for purchase pursuant to the option at the end of the one
(1) year period beginning on the date of the option grant;

                  (b) one-fourth (1/4) of the Optioned Shares shall become available for purchase pursuant to the option at the end of the two (2) year period beginning on the date of the option grant;

                  (c) one-fourth (1/4) of the Optioned Shares shall become available for purchase pursuant to the option at the end of the three (3) year period beginning on the date of the option grant; and

                  (d) one-fourth (1/4) of the Optioned Shares shall become available for purchase pursuant to the option at the end of the four (4) year period beginning on the date of the option grant.

                  Continuous employment shall not be deemed to be interrupted by transfers between the Subsidiaries or between the Company and any Subsidiary, whether or not elected by termination from any Subsidiary of the Company and re-employment by any other Subsidiary or the Company. Time of employment with the Company shall be considered to be one employment for the purposes of this Plan, provided there is no intervening employment by a third party or no interval between employments which, in the opinion of the Committee, is deemed to break continuity of service. The Committee shall, at its discretion, determine the effect of approved leaves of absence and all other matters having to do with "continuous employment". Where an Optionee dies while employed by the Company or any of its Subsidiaries, his options may be exercised following his death in accordance with the provisions of Section 10 below.

                  Notwithstanding the foregoing provisions of this Section 7, in the event that the Company or the stockholders of the Company enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation, or otherwise, or in the event a Change of Control (as hereinafter defined) shall occur, each outstanding option shall become immediately exercisable with respect to the full number of shares subject to that option and shall remain exercisable until the expiration of the original term of the option. The Committee may provide in connection with such transaction for assumption of options previously granted or the substitution for such options of new options covering the securities of a successor corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and prices.

                  For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if:

                  (a) there shall be consummated: (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

                  (b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                  (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") but excluding the Company and each of the Company's officers and directors, whether individually or collectively), shall become the beneficial owner (within the meaning of 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding common stock; or

                  (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of a least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  Any change or adjustment made pursuant to the terms of this paragraph shall be made in such a manner so as not to constitute a "modification" as defined in Section 424 of the Code, and so as not to cause any incentive stock option issued under this Plan to fail to continue to qualify as an incentive stock option as defined in Section 422(b) of the Code. Notwithstanding the foregoing, in the event that any agreement providing for the sale or other disposition of all or substantially all the stock or assets of the Company shall be terminated without consummating the disposition of said stock or assets, any unexercised unaccrued installments that had become exercisable solely by reason of the provisions of this paragraph shall again become unaccrued and unexercisable as of said termination of such agreement; subject, however, to such installments accruing pursuant to the normal accrual schedule provided in the terms under which such option was granted. Any exercise of an installment prior to said termination of said agreement shall remain effective despite the fact that such installment became exercisable solely by reason of the Company or its stockholders entering into said agreement to dispose of the stock or assets of the Company.


         8.  EXERCISE OF OPTION.  Options shall be exercised as follows:

                  (a) Notice and Payment. Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the options being exercised (by reference to the date of the grant of the option), the number of shares to be purchased and the purchase price being paid, and shall be accompanied by the payment of all or such part of the purchase price as shall be required to be paid in connection with the exercise of such option (as specified in the written notice of exercise of such option) (i) in cash, certified or bank check payable to the order of the Company, (ii) by tendering (either actually or by attestation) shares (or a sufficient portion thereof) valued as determined by the Committee at the time of exercise, (iii) by authorizing a third party to sell shares (or a sufficient portion thereof) acquired upon exercise of an option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the shares acquired through such exercise and any resulting tax withholding obligations or (iv) by any other method prescribed by the Committee. Each such notice shall contain representations on behalf of the Optionee that he acknowledges that the Company is selling the shares being acquired by him under a claim of exemption from registration under the Securities Act of 1933 as amended (the "Act"), as a transaction not involving any public offering; that he represents and warrants that he is acquiring such shares with a view to "investment" and not with a view to distribution or resale; and that he agrees not to transfer, encumber or dispose of the shares unless: (i) a registration statement with respect to the shares shall be effective under the Act, together with proof satisfactory to the Company that there has been compliance with applicable state law; or (ii) the Company shall have received an opinion of counsel in form and content satisfactory to the Company to the effect that the transfer qualifies under Rule 144 or some other disclosure exemption from registration and that no violation of the Act or applicable state laws will be involved in such transfer, and/or such other documentation in connection therewith as the Company's counsel may in its sole discretion require.

                  (b) Issuance of Certificates. Certificates representing the shares purchased by the Optionee shall be issued as soon as practicable after the Optionee has complied with the provisions of Section 8(a) hereof.

                  (c) Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock purchased until the date of the issuance to him of a certificate representing such shares.

         8. ASSIGNMENT OF OPTION. (a) Subject to the provisions of Sections 9(b) and 10(c) hereof, options granted under this Plan may not be assigned voluntarily or involuntarily or by operation of law and any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any incentive stock option, or any right thereunder, contrary to the provisions hereof shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the option with respect to the shares involved in such attempt.

                  (b)  Notwithstanding anything to the contrary contained in the terms  of the  Plan as in  effect  at any time  prior  to the  date  hereof  and notwithstanding anything to the contrary contained in the terms of any statement, letter or other document or agreement setting forth the terms and conditions of any options previously issued pursuant to the terms of this Plan, any and all Non-Qualified Options (as defined in Section 13 hereof) previously issued to any officer of the Company (as defined in Rule 16A-a(f) issued under the Securities and Exchange Act of 1934 (hereinafter an "Executive Officer")) pursuant to the terms of the Plan and, subject to the approval of the Committee, any Non-Qualified Options which may be granted or issued to any Executive Officer of the Company at any time in the future pursuant to the terms of the Plan shall be transferable by the Executive Officer to whom such Non-Qualified Options have been or are granted to: (i) the spouse, children or grandchildren of the Executive Officer (hereinafter "Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership or limited liability company in which such Immediate Family Members are the only partners or members; or (iv) a private foundation established by the Executive Officer; provided that: (x) there may be no consideration for any such transfer; (y) in the case of Non-Qualified Options which may be granted in the future, the statement, letter or other document or agreement setting forth the terms and conditions of any such Non-Qualified Options must expressly provide for and limit the transferability of such Non-Qualified Options to transfers which are permitted by the foregoing provisions of this Section 9(b); and (z) any subsequent transfer of transferred Non-Qualified Options shall, except for transfers occurring as a result of the death of the transferee as contemplated by Section 10(e), be prohibited. Following the transfer of any Non-Qualified Options as permitted by the foregoing provisions of this Section 9(b), any such transferred Non-Qualified Options shall continue to be subject to the same terms and conditions applicable to such Non-Qualified Options immediately prior to the transfer; provided that, for purposes of this Plan, the term "Optionee" shall be deemed to refer to the transferee. Notwithstanding the foregoing, the events of termination of employment of Section 10 hereof shall continue to be applied with respect to the original Optionee for the purpose of determining whether or not the Non-Qualified Options shall be exercisable by the transferee and, upon termination of the original Optionee's employment, the Non-Qualified Options shall be exercisable by the transferee only to the extent and for the periods that the original Optionee (or his estate) would have been entitled to exercise such Options as specified in Section 10 below.

         9. EFFECT OF TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. (a) In the event that an Optionee's employment with the Company or the Subsidiary by whom the Optionee was employed is terminated either by reason of: (i) a discharge for cause; (ii) voluntary separation on the part of the Optionee (other than any termination of employment by the Optionee which qualifies as a termination for "Good Reason" pursuant to the terms of a letter agreement between the Optionee and the Company (a "Good Reason Termination")) and without consent of the Company or the Subsidiary by whom the Optionee was employed, any rights of the Optionee to purchase shares of Common Stock pursuant to the terms of any option or options granted to him under this Plan shall terminate immediately upon such termination of employment to the extent such options have not theretofore been exercised by him.

                  (b) In the event of the termination of employment of an Optionee (otherwise than by reason of death or retirement of the Optionee at his Retirement Date) by the Company or by any of the Subsidiaries employing the Optionee at such time or pursuant to a Good Reason Termination, any option or options granted to him under the Plan to the extent not theretofore exercised shall be deemed cancelled and terminated forthwith, except that, subject to the provisions of subparagraph (a) of this Section, such Optionee may exercise any options theretofore granted to him, which have not then expired and which, as of the date the Optionee's employment with the Company is terminated, were otherwise exercisable within the provisions of Section 7 hereof, within three
(3) months after such termination. If the employment of an Optionee shall be terminated by reason of the Optionee's retirement at his Retirement Date by the Company or by any of the Subsidiaries employing the Optionee at such time, the Optionee shall have the right to exercise such option or options held by him to the extent that such options have not expired, at any time within three (3) months after such retirement. The provisions of Section 7 to the contrary notwithstanding, upon retirement, all options held by an Optionee shall be immediately exercisable in full. The transfer of an Optionee from the employ of the Company to a Subsidiary of the Company or vice versa, or from one Subsidiary of the Company to another, shall not be deemed to constitute a termination of employment for purposes of this Plan.

                  (c) In the event that an Optionee shall die while employed by the Company or by any of the Subsidiaries or shall die within three (3) months after retirement on his Retirement Date (from the Company or any Subsidiary), any option or options granted to him under this Plan and not theretofore exercised by him or expired shall be exercisable by the estate of the Optionee or by any person who acquired such option by bequest or inheritance from the Optionee in full, notwithstanding the provisions of Section 7 hereof, at any time within one (1) year after the death of the Optionee. References herein above to the Optionee shall be deemed to include any person entitled to exercise the option after the death of the Optionee under the terms of this Section.

                  (d) In the event of the termination of employment of an Optionee by reason of the Optionees' disability, the Optionee shall have the right, notwithstanding the provisions of Section 7 hereof, to exercise all options held by him, in full, to the extent that such options have not previously expired or been exercised, at any time within one (1) year after such termination. The term "disability" shall, for the purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986.

                  (e) For the purposes of this Plan, "Retirement Date" shall mean, with respect to an Optionee, the date the Optionee actually retires from his employment with the Company or, if applicable, the Subsidiary by whom he is employed; provided that such date occurs on or after the date the Optionee is otherwise entitled to retire under the terms of the defined benefit pension plan which the Optionee is a participant in (and which plan is maintained by the Company or, if applicable, the Subsidiary by whom the Optionee is employed).

         10. AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors of the Company may at any time suspend, amend or terminate the Plan; provided, however, that except as permitted in Section 13 hereof, no amendment or modification of the Plan which would:

                  (a) increase the maximum aggregate number of shares as to which options may be granted hereunder (except as contemplated in Section 5); or

                  (b)  reduce  the  option   price  or  change   the  method  of
determining the option price; or

                  (c) increase the time for exercise of options to be granted or those which are outstanding beyond a term of ten (10) years; or

                  (d) change the designation of the employees or class of employees eligible to receive options under this Plan, may be adopted unless with the approval of the holders of a majority of the outstanding shares of Common Stock represented at a stockholders' meeting of the Company, or with the written consent of the holders of a majority of the outstanding shares of Common Stock. No amendment, suspension or termination of the Plan may, without the consent of the holder of the option, terminate his option or adversely affect his rights in any material respect.

         11. INCENTIVE STOCK OPTIONS; POWER TO ESTABLISH OTHER PROVISIONS. It is intended that the Plan shall conform to and (except as otherwise expressly set forth herein) each option shall qualify and be subject to exercise only to the extent that it does qualify as an "incentive stock option" as defined in Section 422 of the Code and as such section may be amended from time to time or be accorded similar tax treatment to that accorded to an incentive stock option by virtue of any new revenue laws of the United States. The Board of Directors may make any amendment to the Plan which shall be required so to conform the Plan. Subject to the provisions of the Code, the Committee shall have the power to include such other terms and provisions in options granted under this Plan as the Committee shall deem advisable. The grant of any options pursuant to the terms of this Plan which do not qualify as "incentive stock options" as defined in Section 422 of the Code is hereby approved provided that the maximum number of shares of Common Stock of the Company which can be issued pursuant to the terms of this Plan (as provided for in Section 4 hereof but subject to anti-dilutive adjustments made pursuant to Section 5 hereof) is not exceeded by the grant of any such options and, to the extent that any options previously granted pursuant to the terms of this Plan were not "incentive stock options" within the meaning of Section 422 of the Code, the grant of such options is hereby ratified, approved and confirmed.

         12. MAXIMUM ANNUAL VALUE OF OPTIONS EXERCISABLE. Notwithstanding any provisions of this Plan to the contrary if: (a) the sum of: (i) the fair market value (determined as of the date of the grant) of all options granted to an Optionee under the terms of this Plan which become exercisable for the first time in any one calendar year; and (ii) the fair market value (determined as of the date of the grant) of all options previously granted to such Optionee under the terms of this Plan or any other incentive stock option plan of the Company or its subsidiaries which also become exercisable for the first time in such calendar year; exceeds (b) $100,000; then, (c) those options shall continue to be binding upon the Company in accordance with their terms but, to the extent that the aggregate fair market of all such options which become exercisable for the first time in any one calendar year (determined as of the date of the grant) exceeds $100,000, such options (referred to, for purposes of this Plan, as "Non-Qualified Options") shall not be deemed to be incentive stock options as defined in Section 422(b) of the Code. For purposes of the foregoing, the determination of which options shall be recharacterized as not being incentive stock options issued under the terms of this Plan shall be made in inverse order of their grant dates and, accordingly, the last options received by the Optionee shall be the first options to be recharacterized as not being incentive stock options granted pursuant to the terms of the Plan.

         13. GENERAL PROVISIONS (a) No incentive stock option shall be construed as limiting any right which the Company or any parent or subsidiary of the Company may have to terminate at any time, with or without cause, the employment of an Optionee.

                  (b) The Section headings used in this Plan are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any of the provisions hereof.

                  (c) The masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the other whenever the content so indicates or requires.

                  (d) No options shall be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board of Directors of the Company or approved by the stockholders of the Company, whichever is earlier.

         14. EFFECTIVE DATE AND DURATION OF THE PLAN. The Plan became effective on October 27, 1995, the date the adoption of the Plan was approved by the Board of Directors of the Company. On January 8, 1996, as required by Section 422 of the Code, the Plan was approved by the Stockholders of the Company. The Plan will terminate on October 27, 2005; provided however, that the termination of the Plan shall not be deemed to modify, amend or otherwise affect the terms of any options outstanding on the date the Plan terminates.

         IN WITNESS WHEREOF, the undersigned has executed this Plan by and on behalf of the Company on and as of 16th day of June, 1995.


                                   COLUMBUS McKINNON CORPORATION


                                   By: /S/ ROBERT L. MONTGOMERY,
                                       -----------------------------

                                       Robert L. Montgomery
                                       Executive Vice President


DATE ADOPTED BY BOARD OF DIRECTORS:  October 27, 1995
DATE APPROVED BY STOCKHOLDERS:  January 8, 1996
TERMINATION DATE:  October 27, 2005

                                   APPENDIX B


                          COLUMBUS MCKINNON CORPORATION
                              RESTRICTED STOCK PLAN


         WHEREAS, Columbus McKinnon Corporation, a New York corporation with offices at 140 John James Audubon Parkway, Amherst, New York (the "Company") intends to file a registration statement with the U.S. Securities and Exchange Commission in connection with a public offering (the "Public Offering") of the Company's common stock, $.0l par value per share (the "Common Stock"); and

         WHEREAS, the Company desires to establish a restricted stock plan prior to the closing of the Public Offering which will enable the Company to attract and retain as officers and key employees, individuals with substantial consulting experience with respect to the legal, financial and operational concerns of large public and privately held corporations through the use of an equity based incentive compensation plan which will increase the personal interest which the executive and managerial employees have in the successful and profitable operation of the Company;

         NOW, THEREFORE, in consideration of the foregoing, the Company hereby adopts the following as the Columbus McKinnon Corporation Restricted Stock Plan:

         1. PURPOSES. The purposes of the Columbus McKinnon Corporation Restricted Stock Plan (the "Plan") are: (a) to enable the Company and its direct and indirect wholly owned subsidiaries to attract, reward and retain highly qualified executive and managerial employees through the use of an equity based incentive compensation program; and (b) to increase the personal interest which the executive and managerial employees of the Company and its direct and indirect wholly owned subsidiaries have in the successful and profitable operation of the Company by linking the long-term value of the compensation paid to such employees to the value of the Common Stock.

         2. STOCK SUBJECT TO PLAN. The shares of stock which may be awarded pursuant to this Plan shall be shares of Common Stock. All awards of Common Stock made pursuant to this Plan shall be subject to the restrictions on transferability described in Section 6 hereof and to such other restrictions as may be imposed by the Committee (as defined in Section 3 hereof) in connection with its making of an award under this Plan (which other restrictions need not be the same for each Participant). Accordingly, each share of Common Stock awarded to an employee pursuant to the terms of this Plan is hereinafter referred to as "Restricted Stock".

             The aggregate  number of  shares of Restricted  Stock which  may be granted and awarded under this Plan shall not exceed 150,000. Notwithstanding the foregoing, the number of shares of Restricted Stock available for awards under this Plan shall be adjusted proportionately in the event of any change, increase or decrease in the outstanding shares of Common Stock which results either from a split-up, reverse split or consolidation of shares, payment of a stock dividend, recapitalization, reclassification or other like capital adjustment; provided, however, that no fractional shares shall be issued in connection with any such capital adjustment. The Restricted Stock which is awarded under this Plan may be either authorized but unissued Common Stock or treasury shares. Shares which are the subject of an award granted under this Plan shall not again become available for future grants unless the recipient of an award fails to pay the purchase price for the shares pursuant to Section 5 hereof.

         3. COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company which shall consist of at least two (2) Directors of the Company, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         4. ELIGIBILITY AND PARTICIPATION. Each employee of the Company and each employee of each of the Company's direct and indirect wholly owned subsidiaries shall be eligible to receive an award of Restricted Stock under the terms of this Plan. The Compensation Committee shall, from time to time, determine which employees of the Company or any of its direct or indirect wholly owned subsidiaries should receive an award of Restricted Stock and the number of shares of Restricted Stock to be awarded to such employees. In determining which employees should receive an award of Restricted Stock under the terms of this Plan, the Committee shall take into account the past performance of the Company, the employee's contributions to past performance, the capacity of the employee to contribute in a substantial measure to the performance of the Company in the future and such other factors as the Committee may consider relevant.

             The Committee shall provide an employee who is granted an award of Restricted Stock written notice of the number of shares of Restricted Stock contained in the award, the timing and terms for payment by the employee of the purchase price of the Restricted Stock to be issued pursuant to the award, a statement of any restrictions imposed on the Restricted Stock to be issued pursuant to the award and a statement of the date to be used for determining whether the restrictions imposed by this Plan have lapsed (such date being hereinafter referred to as the "Award Date").

             For purposes of this Plan, if an award of Restricted Stock is granted to an employee under the terms of this Plan, such employee shall be deemed to be a "Participant".

         5. AWARDS OF RESTRICTED STOCK. Each Participant that receives an award of Restricted Stock under this Plan shall be required to pay for such Restricted Stock. The price per share which shall be paid by a Participant that has been granted an award of Restricted Stock shall be equal to the par value of such share. The Committee shall determine the time and manner in which a Participant shall be required to pay for Restricted Stock which the Participant has been awarded under this Plan. Each share of Restricted Stock awarded to an employee under the terms of this Plan shall be subject to the restrictions on transferability contained in Section 6 hereof and such other restrictions as the Committee may establish at the time the award is made (which other restrictions need not be the same for each Participant).

             The Committee, in its discretion, may require the Participant to execute an agreement at the time of issuance of the Restricted Stock to the Participant which agreement shall contain such terms and conditions as may, from time to time, be established by the Company's Board of Directors.

         6. RESTRICTIONS. The shares of the Restricted Stock sold to a Participant in connection with this Plan may not be sold, pledged, encumbered or otherwise alienated or hypothecated by the Participant until the time that these restrictions have lapsed as hereinafter provided in this Section 6.

             The restrictions described in the preceding sentence shall lapse at the end of the five (5) year period beginning on the Award Date, provided that the Participant remains in the employ of the Company or any of its direct or indirect subsidiaries during the entire five (5) year period beginning on the Award Date.

             Notwithstanding the foregoing, if a Participant attains age 65 and retires from employment with the Company or any of its direct or indirect subsidiaries prior to the end of the five (5) year period beginning on the Award Date, provided that the Participant remained in the employ of the Company or any of its direct or indirect subsidiaries during the entire period beginning on the Award Date and ending on the date that the Participant, after attaining age 65, retires from employment with the Company or any of its direct or indirect subsidiaries, the restrictions described in the first paragraph of this Section 6 shall lapse with respect to a portion of the shares of Restricted Stock awarded to the Participant on the Award Date. The portion of the shares of Restricted Stock with respect to which the restrictions described in the first paragraph of this Section 6 shall lapse upon the employee's retirement after age 65 shall be equal to twenty percent (20%) of the total number of shares of Restricted Stock awarded to the Participant on the Award Date for each full twelve (12) month period which elapses between the Award Date and the date the Participant retires.

             The restrictions imposed on shares of Restricted Stock awarded pursuant to the terms of this Plan shall also lapse upon the occurrence of a Change in Control. For purposes of this Plan, a Change in Control shall be deemed to have occurred if:

             (a) there shall be consummated: (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

             (b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

             (c)  any  person  (as such term is used in Sections 13(d) and 14(d)
(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") but excluding the Company and each of the Company's officers and directors, whether individually or collectively), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding common stock; or

             (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         7. STOCKHOLDER RIGHTS. Subject to the other provisions of this Plan, the Participant snail have all the rights of a stockholder with respect to the shares of Restricted Stock which are subject to this award including, but not limited to, the right to receive all dividends on such shares and the right to vote such shares; provided, however, that non-cash dividends, distributions and adjustments shall be subject to the same restrictions and risk of forfeiture as set forth in Sections 6 and 10 hereof as are applicable to the original shares of Restricted Stock subject to the Participant's award.

         8. OTHER RESTRICTIONS. The Committee may impose such other restrictions on any shares of Restricted Stock sold pursuant to this Plan as it may deem advisable, including, without limitation, restrictions under the
Securities Act of 1933 as amended (the "Act") restrictions under the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and restrictions under any blue sky or securities laws applicable to such shares.

         9. LEGEND. In order to enforce the restrictions imposed on Restricted Stock granted under this Plan, the Committee shall cause a legend or legends to be placed on any certificate representing shares of Restricted Stock issued pursuant to this Plan, which legend or legends shall make appropriate reference to the restrictions imposed under it.

         10. TERMINATION OF EMPLOYMENT. Except as hereinafter provided, if a Participant's employment with the Company or any of its subsidiaries is voluntarily or involuntarily terminated at any time prior to the date that the restrictions imposed by Section 6 hereof have lapsed, any shares of Restricted Stock issued to such Participant with respect to which such restrictions have not lapsed shall be forfeited and the price paid by the Participant therefor shall be returned to the Participant. Notwithstanding the foregoing, the restrictions to which shares of Restricted Stock are subject pursuant to Section 6 hereof shall lapse: (a) upon the Participant's death or total and permanent disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion); or (b) upon the occurrence of such special circumstances or event as in the opinion of the Committee merits special consideration.

         11. NON-TRANSFERABILITY OF AWARDS. Awards granted under this Plan shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and the right to purchase shares of Restricted Stock pursuant to an award under this Plan may be exercised or surrendered during a Participant's lifetime only by the Participant.

         12. TAX WITHHOLDING. The Company or subsidiary shall deduct and withhold, from any cash or other payments to be made to the Participant, such amounts under federal, state or local tax rules or regulations as it deems appropriate with respect to an award under the Plan. In any event, the Participant shall make available to the Company or subsidiary, promptly when required, sufficient funds to meet the requirements of such withholding, and the Committee shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company or subsidiary when required.

         13. ISSUANCE OF SHARES AND COMPLIANCE WITH THE ACT. The Company may postpone the issuance and delivery of shares of Restricted Stock until: (a) the admission of such shares to listing on any stock exchange on which shares of Common Stock are then listed; and (b) the completion of such registration or other qualification of such shares of Restricted Stock under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. As a condition precedent to the issuance of shares of Restricted Stock pursuant to the grant of an award under the Plan, the Company may require the recipient thereof to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in the light of the then existence or non-existence with respect to such shares of an effective Registration Statement under the Act to issue the shares in compliance with the provisions of that or any comparable act.

         14. ADMINISTRATION. The Committee shall have full authority to manage and control the operation and administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by the Committee of any matter within its discretion is final and binding on all persons.

         15. EMPLOYEE'S AND PARTICIPANT'S RIGHTS. No employee or other person shall have any claim or right to be granted an award of Restricted Stock, under the Plan except as the Committee shall have conferred in its discretion in the administration of the Plan. Participation in the Plan shall not confer upon any Participant any right with respect to continuation of employment by the Company or its subsidiaries, nor interfere with the right of the Company to terminate at any time the employment of any Participant.

         16. AMENDMENT AND TERMINATION. The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time; provided that no amendment, suspension or termination shall impair the rights of any Participant, without the Participant's consent, in any Restricted Stock previously awarded under this Plan. The Committee may amend the Plan to the extent necessary for the efficient administration of the Plan, or to make it practically workable or to confirm it to the provisions of any federal or state law or regulation. Notwithstanding the foregoing provisions of this Section 16, in the event that an amendment is required to be approved by stockholders of the Company in order to comply with Rule 16b-3 under the Exchange Act, such amendment shall be subject to the requisite approval of the stockholders of the Company.

         17. NON-EXCLUSIVITY OF PLAN. Neither the adoption of this Plan by the Company's Board of Directors nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations in the power of the Company's Board of Directors to adopt any other incentive compensation arrangements it may deem desirable, including, without limitation, the awarding of Common Stock to employees otherwise than under the terms of this Plan and such other arrangements as may be either generally applicable or applicable only in specific cases.

         18. GOVERNING LAW. Except as otherwise required by the General Corporation Law of the State of Delaware, this Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles.

         19. EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL. This Plan is conditioned upon (i) its approval by the holders of a majority of the stock of the Company present in person or represented by proxy and entitled to vote at a special meeting of the Company's stockholders and (ii) the closing of the Public Offering.

             In the event that this Plan is not approved by the stockholders of the Company as aforesaid or in the event the Public Offering is not closed, this Plan and any awards granted hereunder shall be void and of no force or effect.

         IN WITNESS WHEREOF, the undersigned has executed this Plan by and on behalf of the Company on and as of 27th day of October, 1995.


                                 COLUMBUS McKINNON CORPORATION


                                 By: /S/ ROBERT L. MONTGOMERY,
                                     ------------------------------

                                     Robert L. Montgomery
                                     Executive Vice President

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          COLUMBUS MCKINNON CORPORATION

                                 August 19, 2002

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
PLEASE DATE, SIGN AND MAIL YOUR ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET
-------------------
PLEASE ACCESS THE WEB PAGE AT WWW.VOTEPROXY.COM AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.



YOUR CONTROL NUMBER IS      ------------------->     ___________________

                                      PROXY
                          COLUMBUS MCKINNON CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 19, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints TIMOTHY T. TEVENS and ROBERT L. MONTGOMERY, JR. and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders of COLUMBUS McKINNON CORPORATION (the "Company") to be held at the Company's corporate offices at 140 John James Audubon Parkway, Amherst, New York, on August 19, 2002 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.


               THE DIRECTORS RECOMMEND A VOTE "FOR" ALL PROPOSALS.


1.   ELECTION OF DIRECTORS:

       |_|  FOR all nominees listed below      |_| WITHHOLD AUTHORITY to vote
            (except as marked to the               for all nominees listed below
             contrary below)

            HERBERT P. LADDS, JR.
            TIMOTHY T. TEVENS
            ROBERT L. MONTGOMERY, JR.
            L. DAVID BLACK
            CARLOS PASCUAL
            RICHARD H. FLEMING

(Instruction:  To withhold authority to vote
for any  individual  nominee mark  "FOR" all
nominees above and write the name(s) of that
nominee(s) with respect  to whom you wish to
withhold authority to vote here:
                                               -------------------------------

                                               -------------------------------

2. PROPOSAL TO APPROVE THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED 1995 COLUMBUS McKINNON CORPORATION INCENTIVE STOCK OPTION PLAN

        |_|  FOR               |_| AGAINST               |_| ABSTAIN

3. PROPOSAL TO APPROVE THE PROPOSED AMENDMENT TO THE COLUMBUS McKINNON CORPORATION RESTRICTED STOCK PLAN

        |_|  FOR               |_| AGAINST               |_| ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NOS. 1, 2 AND 3.

Dated:  ______________, 2002
                                               -------------------------------
                                               Signature

                                               -------------------------------
                                               Signature if held jointly

                               Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person. PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                        ANNUAL MEETING OF SHAREHOLDERS OF


                          COLUMBUS MCKINNON CORPORATION

                                 August 19, 2002

                                      ESOP

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
PLEASE DATE, SIGN AND MAIL YOUR ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET
-------------------
PLEASE ACCESS THE WEB PAGE AT WWW.VOTEPROXY.COM AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.



YOUR CONTROL NUMBER IS      ------------------->     ___________________

                          COLUMBUS MCKINNON CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN
           VOTING INSTRUCTION CARD FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 19, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The Trustees of the Columbus McKinnon Corporation Employee Stock Ownership Plan (the "ESOP") are hereby authorized to represent and to vote as designated herein the shares of the undersigned held under the ESOP at the Annual Meeting of Shareholders of COLUMBUS McKINNON CORPORATION (the "Company") to be held at the Company's corporate offices at 140 John James Audubon Parkway, Amherst, New York, on August 19, 2002 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous voting instructions, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

           THE TRUSTEES MAKE NO RECOMMENDATION WITH RESPECT TO VOTING
                          YOUR ESOP SHARES ON ANY ITEMS

1.   ELECTION OF DIRECTORS:

        |_| FOR all nominees listed below      |_| WITHHOLD AUTHORITY to vote
             (except as marked to the              for all nominees listed below
              contrary below)

             HERBERT P. LADDS, JR.
             TIMOTHY T. TEVENS
             ROBERT L. MONTGOMERY, JR.
             L. DAVID  BLACK
             CARLOS PASCUAL
             RICHARD H. FLEMING

(Instruction:  To withhold  authority to vote
 for any  individual  nominee mark  "FOR" all
 nominees above and write the name(s) of that
 nominee(s)  with respect to whom you wish to
 withhold authority to vote here:
                                               -------------------------------

                                               -------------------------------

2. PROPOSAL TO APPROVE THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED 1995 COLUMBUS McKINNON CORPORATION INCENTIVE STOCK OPTION PLAN

         |_|  FOR               |_| AGAINST               |_| ABSTAIN

3. PROPOSAL TO APPROVE THE PROPOSED AMENDMENT TO THE COLUMBUS McKINNON CORPORATION RESTRICTED STOCK PLAN

         |_|  FOR               |_| AGAINST               |_| ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

WHEN PROPERLY EXECUTED , THIS VOTING INSTRUCTION WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE TRUSTEES WILL VOTE ANY ALLOCATED ESOP SHARES "FOR" PROPOSALS NOS. 1, 2 AND 3.

Dated:  _______________, 2002
                                               -------------------------------
                                               Signature

                           Please sign exactly as name appears. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. PLEASE SIGN, DATE AND MAIL THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.